EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING LOGISTICS TO PARTICIPATE IN THE
MORGAN STANLEY PERMIAN BASIN ENERGY SUMMIT

EL PASO, Texas - April 1, 2014 - Western Refining Logistics, LP (NYSE:WNRL) announced today that the Partnership will participate in the Morgan Stanley Permian Basin Energy Summit, in Midland, Texas, on Wednesday, April 2, 2014. The meeting materials will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning Wednesday, April 2, 2014 and will remain available on www.wnrl.com in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics

Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity, and other assets in the Southwest US.

More information about Western Refining Logistics is available at www.wnrl.com.